EXHIBIT - 4.3.1


                         U.S. Bank National Association
                                 Goodwin Square
                          225 Asylum Street, 23rd Floor
                               Hartford, CT 06103


                                           June 11, 2003


Waterford Gaming, L.L.C.
Waterford Gaming Finance Corp.
914 Hartford Turnpike
P.O. Box 715
Waterford, Connecticut 06385

Re: Security and Control Agreement, dated March 17, 1999, relating to the 9.50% Senior Notes due 2010 of Waterford Gaming, L.L.C. and Waterford Gaming Finance Corp.

Ladies and Gentlemen:

     Reference is made to (i) the Indenture, dated as of March 17, 1999 (the "Indenture"),by and among Waterford Gaming, L.L.C. and Waterford Gaming Finance Corp. (each an "Issuer and collectively, the "Issuers") and U.S. Bank National Association (successor in interest to State Street Bank and Trust Company, the "Trustee"), pursuant to which the Issuers issued their 9.50% Senior Notes due 2010 (the "Notes") and (ii) the Security and Control Agreement, dated as of
March 17, 1999 (the "Security and Control Agreement"), by and between the Pledgors, the Trustee, for the benefit of the registered holders of the Notes, and U.S. Bank National Association (successor in interest to State Street Bank and Trust Company), as securities intermediary (in that capacity, the "Securities Intermediary"). The Trustee hereby terminates the Security and Control Agreement and terminates and releases any and all security interests, pledges, assignments and liens created pursuant to the Security and Control Agreement and the Indenture. The Trustee hereby authorizes you, either directly or through your attorneys and agents, to prepare and file on behalf of the Trustee, as the secured party of record, uniform commercial code ("UCC") termination statements with respect to any and all financing statements previously filed in connection with the security interest granted to the Trustee under the Security and Control Agreement and the Indenture. Such financing statements may be terminated either by filing UCC termination statements in the offices where such filings were made and/or by filing UCC "in lieu of" financing statements in the appropriate filing offices under Revised Article 9 of the UCC and then terminating such "in lieu of" financing statements.

     By copy of this letter, the Trustee hereby informs the Securities Intermediary that it has released its security interest in all accounts covered by the Security and Control Agreement, that such Security and Control Agreement is hereby terminated and that the Securities Intermediary should henceforth follow all entitlement orders and instructions of the Pledgors with respect to such accounts, treat the Pledgors as the customer and/or entitlement holder with respect to such accounts and change the names of such accounts as requested by the Pledgor including, without limitation, to eliminate any reference to the Trustee or the security interest of the Trustee therein.

                           (Signature Page to Follow)


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                                           U.S. Bank National Association

                                           By: __________________________
                                           Name:    Philip G. Kane, Jr.
                                           Title:   Vice President